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                                                                  EXHIBIT 3.7(b)

                               OPERATING AGREEMENT

                                       OF

                   DIGITAL TELEVISION SERVICES OF KANSAS, LLC
                       A GEORGIA LIMITED LIABILITY COMPANY



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                                TABLE OF CONTENTS
                                     OF THE
                               OPERATING AGREEMENT
                                       OF
                   DIGITAL TELEVISION SERVICES OF KANSAS, LLC
                       A GEORGIA LIMITED LIABILITY COMPANY


RECITALS.......................................................................1

ARTICLE I - FORMATION..........................................................1

         SECTION 1.1.   Formation; Conversion; Assignment......................1
         SECTION 1.2.   Name...................................................2
         SECTION 1.3.   Purposes...............................................2
         SECTION 1.4.   Registered Agent; Registered Office....................2
         SECTION 1.5.   Commencement and Term..................................2
         SECTION 1.6.   Tax Classification; Requirement of Separate
                        Books and Records and Segregation of Assets
                        and Liabilities........................................3
         SECTION 1.7.   Title to Assets; Transactions..........................3

ARTICLE II - CAPITAL CONTRIBUTIONS.............................................3

         SECTION 2.1.   Capital Contributions..................................3
         SECTION 2.2.   Liability of Members  .................................3

ARTICLE III - DISTRIBUTIONS....................................................4

         SECTION 3.1.   Distributions..........................................4

ARTICLE IV - MANAGEMENT........................................................4

         SECTION 4.1.   Management.............................................4
         SECTION 4.2.   Limitation of Liability; Indemnification...............4

ARTICLE V - TRANSFER OF INTERESTS .............................................5

         SECTION 5.1.   Transfer of Interests..................................5

ARTICLE VI - DISSOLUTION, WINDING UP AND LIQUIDATING DISTRIBUTIONS.............5

         SECTION 6.1.   Dissolution Triggers...................................5
         SECTION 6.2.   Winding Up.............................................5
         SECTION 6.3.   Liquidating Distributions..............................5




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ARTICLE VII - BOOKS AND RECORDS................................................5

         SECTION 7.1.   Books and Records......................................5

ARTICLE VIII - MISCELLANEOUS...................................................6

         SECTION 8.1.   Binding Effect.........................................6
         SECTION 8.2.   Construction...........................................6
         SECTION 8.3.   Entire Agreement; No Oral Operating Agreements.........6
         SECTION 8.4.   Headings...............................................6
         SECTION 8.5.   Severability...........................................6
         SECTION 8.6.   Variation of Pronouns..................................6
         SECTION 8.7.   Governing Law; Consent to Jurisdiction.................6
         SECTION 8.8.   Counterpart Execution; Facsimile Execution.............6
         SECTION 8.9.   Time of the Essence....................................6
         SECTION 8.10.  Exhibits...............................................7

         EXHIBIT A:     Certificate of Election and Articles of Organization.
         EXHIBIT B:     Glossary of Terms.
         EXHIBIT C:     Indemnification Exhibit.



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                               OPERATING AGREEMENT
                                       OF
                   DIGITAL TELEVISION SERVICES OF KANSAS, LLC
                       A GEORGIA LIMITED LIABILITY COMPANY

         THIS OPERATING AGREEMENT is made and entered into as of 10:00 A.M. Eastern Time, February 7, 1997, (the "Effective Time") by and between Digital Television Services, LLC, a Delaware limited liability company (formerly Columbia DBS Holdings, LLC, a Delaware limited liability company (successor by conversion to DBS Holdings, L.P., a Delaware limited partnership)) ("Holdings"), and DTS Management, LLC (formerly Columbia DBS Management, LLC) a Georgia limited liability company ("Management"). Unless otherwise indicated, capitalized words and phrases in this Operating Agreement (the "Agreement") shall have the meanings set forth in the Glossary of Terms attached hereto as Exhibit B.

                                    RECITALS

         A. Digital Television Services of Kansas, LP, a Georgia limited partnership (the "Partnership"), was formed on November 22, 1996.

         B. The Partnership had two partners from its formation until the effective date of this Agreement, specifically, Management, as general partner with a 1% interest and Holdings as limited partner with a 99% interest.

         C. Management and Holdings as the partners of the Partnership have approved of the Partnership's election to become a limited liability company pursuant to Act Section 14-11-212(a) as evidenced by their execution of the Certificate of Election, attached hereto as Exhibit A and delivered for filing with the Secretary of State of Georgia; and Management has executed and delivered for filing with the Secretary of State of Georgia "Articles of Organization" pursuant to Sections 14-11-212 and 14-11-204, all for the purpose of causing the Partnership to become a limited liability company.

         NOW THEREFORE, in consideration of the mutual promises of the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                    ARTICLE I

                                    FORMATION

         SECTION 1.1. FORMATION; CONVERSION; ASSIGNMENT.

         The LLC is the successor in interest by conversion (the "Conversion") to the Partnership effective as of the Effective Time and as of the Effective Time, Management and Holdings became the initial Members of the LLC. By virtue of the Conversion, Management's 1% general partner interest in the Partnership shall be converted into a 1% member Interest in the LLC and Holdings' 99% limited partner interest in the Partnership shall be converted into a 99% member Interest in the LLC, with each such member Interest (and the proceeds thereof)


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continuing in all respects to be subject to the security interest granted under
Section 3 of the Guarantee and Collateral Agreement (the "Security Interest").

         By virtue of its execution of this Agreement and without the necessity of the execution or delivery of any other document or instrument, Holdings hereby assigns and transfers all of its right, title and interest in and to its 99% member Interest in the LLC to Management, as a capital contribution with respect to its interest in Management, and shall be deemed to have withdrawn as a Member of the LLC, all effective 10:01 A.M. Eastern Time, February 7, 1997, which assignment and transfer shall be in all respects subject to the Security Interest, with the effect that as of 10:01 A.M. Eastern Time, February 7, 1997, Management shall hold 100% of the Interests in the LLC, and thus become the sole member of the LLC, with its entire Interest subject to the Security Interest. Holdings hereby represents and warrants to the LLC and to Management that, with the exception of the Security Interest, its Interest in the LLC assigned hereby is free and clear of all liens, claims, and encumbrances of any nature whatsoever. Holdings shall cause or take all necessary further action as may be requested by the LLC or by Management to confirm and ensure the complete assignment of its Interest as provided herein.

         The rights and obligations of the Members and the terms and conditions of the LLC shall be governed by the Act and this Agreement, including all the Exhibits to this Agreement. To the extent the Act and this Agreement are inconsistent with respect to any subject matter covered in this Agreement, this Agreement shall govern, but only to the extent permitted by law.

         SECTION 1.2. NAME. The name of the LLC shall be as set forth in the Articles of Organization attached hereto as Exhibit A.

         SECTION 1.3. PURPOSES. The purposes of the LLC shall be (i) to perform the obligations under the Purchase Agreements, (ii) to own and operate the Business, (iii) to further develop the Business in such areas and under such terms as provided in the NRTC Agreements, (iv) to manage, maintain, repair, dispose of and otherwise deal with the Business within such service area, (v) to mortgage or otherwise encumber all or any part of the assets of the Business,
(vi) to engage in other businesses ancillary to the Business as encompassed in the NRTC Agreements, and (vii) to conduct such other activities as may be necessary or incidental to the foregoing, all on the terms and conditions and subject to the limitations set forth in this Agreement and in the Act. Nothing in this Agreement shall prohibit any Member from engaging in any business, investment or other activity in any service area even if such business, investment or activity is competitive with the Business.

         SECTION 1.4. REGISTERED AGENT; REGISTERED OFFICE. The LLC's registered agent shall be Douglas S. Holladay, Jr. and the LLC's registered office shall be 880 Holcomb Bridge Rd., Bldg. C-200, Roswell, GA 30076. The LLC's registered agent or registered office may be changed as provided in Act Section 14-11-209, or successor provision.

         SECTION 1.5. COMMENCEMENT AND TERM. The term of the LLC commenced at the Effective Time with the LLC being the successor in interest by conversion to the Partnership. The term of the LLC shall continue until it is dissolved, its affairs are wound up and final liquidating distributions are made pursuant to this Agreement. Except as otherwise provided herein, the LLC shall have perpetual existence.


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         SECTION 1.6. TAX CLASSIFICATION; REQUIREMENT OF SEPARATE BOOKS AND
RECORDS AND SEGREGATION OF ASSETS AND LIABILITIES. The parties acknowledge that because the LLC will have a single Member pursuant to Treasury Regulations
Section 301.7701-3, the LLC shall be disregarded as an entity separate from its owner for federal income tax purposes until the effective date of any election it may make (but only as may be permitted under the Parent LLC Agreement) to change its classification for federal income tax purposes to that of a corporation by filing IRS Form 8832, Entity Classification Election or until the LLC has more than one Member in which case it would be treated as a partnership for federal income tax purposes (provided that the LLC has not elected on Form 8832 to be treated as a corporation). In all events, however, the LLC shall keep books and records separate from those of its Member and shall at all times segregate and account for all of its assets and liabilities separately from those of its sole Member.

         SECTION 1.7. TITLE TO ASSETS; TRANSACTIONS. The LLC shall keep title to all of its assets in its own name and not in the name of its Member. The LLC shall enter into and engage in all transactions in its own name and not in the name of its Member. In furtherance thereof, the LLC shall evidence its execution of instruments as follows:

                           Digital Television Services of Kansas, LLC,
                           a Georgia limited liability company
                           By:  DTS Management, LLC,
                                a Georgia limited liability company
                           Its: Member
                                       By:__________________________________
                                       Title:_______________________________


                                   ARTICLE II

                              CAPITAL CONTRIBUTIONS

         SECTION 2.1. CAPITAL CONTRIBUTIONS. As of the date hereof, the Member has made Capital Contributions to the LLC on the dates and equal to the amounts reflected in the books and records of the LLC. The Member shall make additional Capital Contributions in such form and at such time as the Member shall determine in its sole and absolute discretion; provided, however, that any such additional Capital Contributions shall be evidenced in writing and recorded in the books and records of the LLC.

         SECTION 2.2. LIABILITY OF MEMBERS. No Member shall be liable for any debts or losses of capital or profits of the LLC or be required to contribute or lend funds to the LLC.





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                                   ARTICLE III

                                  DISTRIBUTIONS

         SECTION 3.1. DISTRIBUTIONS. Subject only to (i) the laws of fraudulent conveyance of the State of Georgia, (ii) any and all restrictions in the Parent LLC Agreement, and (iii) any and all other contractual restrictions agreed to by the LLC or its Member in writing, the Member shall have authority to cause the LLC to distribute cash or property to the Member, in such amounts, at such times and as of such record dates as the board of managers of the Member shall determine.

                                   ARTICLE IV

                                   MANAGEMENT

         SECTION 4.1. MANAGEMENT. The LLC shall be managed by its Member, who shall have complete authority and exclusive control over the business and affairs of the LLC.

         SECTION 4.2. LIMITATION OF LIABILITY; INDEMNIFICATION. Notwithstanding any other provision to the contrary contained in this Agreement, no manager, Member, or member of the board of managers of the Member shall be liable, responsible, or accountable in damages or otherwise to the LLC or to any Member or assignee of a Member for any loss, damage, cost, liability, or expense incurred by reason of or caused by any act or omission performed or omitted by such manager, Member, or member of the board of managers of the Member, whether alleged to be based upon or arising from errors in judgment, negligence, or breach of duty (including alleged breach of any duty of care or duty of loyalty or other fiduciary duty), except for (i) acts or omissions the manager, Member, or member of the board of managers of the Member knew at the time of the acts or omissions were clearly in conflict with the interest of the LLC, or (ii) any transaction from which the manager, Member, or member of the board of managers of the Member derived an improper personal benefit, (iii) a willful breach of this Agreement, or (iv) gross negligence, recklessness, willful misconduct, or knowing violation of law. Without limiting the foregoing, no manager, Member, or member of the board of managers of the Member shall in any event be liable for
(A) the failure to take any action not specifically required to be taken by the manager, Member or member of the board of managers of the Member under the terms of this Agreement, (B) any action or omission taken or suffered by any other manager, Member or member of the board of managers of the Member, or (C) any mistake, misconduct, negligence, dishonesty or bad faith on the part of any employee or other agent of the LLC appointed in good faith by such manager, Member or member of the board of managers of the Member. The provisions regarding the indemnification of certain Persons are set forth in the Indemnification Exhibit attached hereto as Exhibit C.





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                                    ARTICLE V

                              TRANSFER OF INTERESTS

         SECTION 5.1. TRANSFER OF INTERESTS. Subject to the Parent LLC Agreement the Member may transfer its Interest at such time, in such amount and pursuant to such terms, in whole or in part, as the Member shall in its sole discretion determine.

                                   ARTICLE VI

              DISSOLUTION, WINDING UP AND LIQUIDATING DISTRIBUTIONS

         SECTION 6.1. DISSOLUTION TRIGGERS. The LLC shall dissolve only upon the first to occur of any of the following events:

         (a) Upon the delivery for filing with the Secretary of State of a Statement of Commencement of Winding Up of the LLC pursuant to Act Section 14-11-606.

         (b) The entry of a decree of judicial dissolution under Act Section 14-11-603(a).

         SECTION 6.2. WINDING UP. Pursuant to Act Section 14-11-604, upon dissolution of the LLC the Member shall wind up the LLC's affairs.

         SECTION 6.3. LIQUIDATING DISTRIBUTIONS. Following the dissolution of the LLC, the assets of the LLC shall be applied to satisfy claims of creditors and distributed to the Member in liquidation as provided in the Act by the Persons charged with winding up the affairs of the LLC.


                                   ARTICLE VII

                                BOOKS AND RECORDS

         SECTION 7.1. BOOKS AND RECORDS. The LLC shall keep books and records at its principal place of business, which shall set forth an accurate account of all transactions of the LLC and which shall enable the LLC to comply with the requirement under Section 1.6 above that it segregate and account for its assets and liabilities separately from those of the Member. The LLC shall prepare financial statements at least annually, which shall include at least a balance sheet and income statement prepared in accordance with GAAP, which financial statements need not be audited, except in connection with any audit that the Member or the LLC's ultimate parent entity may obtain.





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                                  ARTICLE VIII

                                  MISCELLANEOUS

         SECTION 8.1. BINDING EFFECT. Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Members, and their successors, transferees, and assigns.

         SECTION 8.2. CONSTRUCTION. Every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member. No provision of this Agreement is to be interpreted as a penalty upon, or a forfeiture by, any party to this Agreement.

         SECTION 8.3. ENTIRE AGREEMENT; NO ORAL OPERATING AGREEMENTS. This Agreement constitutes the entire agreement with respect to the affairs of the LLC and the conduct of its business, and supersedes all prior agreements and understandings, whether oral or written. The LLC shall have no oral operating agreements.

         SECTION 8.4. HEADINGS. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

         SECTION 8.5. SEVERABILITY. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

         SECTION 8.6. VARIATION OF PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.

         SECTION 8.7. GOVERNING LAW; CONSENT TO JURISDICTION. The laws of the State of Georgia shall govern the validity of this Agreement, the construction and interpretation of its terms, and organization and internal affairs of the LLC and the limited liability of its managers, Members, and other owners. The Member hereby irrevocably consents to the personal jurisdiction of the courts of the State of Georgia with respect to matters arising out of or related to the enforcement of the provisions of this Agreement.

         SECTION 8.8. COUNTERPART EXECUTION; FACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. Such executions may be transmitted to the LLC and/or any other Member by facsimile and such facsimile execution shall have the full force and effect of an original signature. All fully executed counterparts, whether original executions or facsimile executions or a combination, shall be construed together and shall constitute one and the same agreement.

         SECTION 8.9. TIME OF THE ESSENCE. Time is of the essence with respect to each and every term and provision of this Agreement.


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         SECTION 8.10. EXHIBITS. The Exhibits to this Agreement, each of which are incorporated by reference, are:

         EXHIBIT A:   Certificate of Election and Articles of Organization.
         EXHIBIT B:   Glossary of Terms.
         EXHIBIT C:   Indemnification Exhibit.

         IN WITNESS WHEREOF, the Members have executed this Agreement on the following execution page, to be effective as of the date described in Article I.



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                                 EXECUTION PAGE
                                     TO THE
                               OPERATING AGREEMENT
                                       OF
                   DIGITAL TELEVISION SERVICES OF KANSAS, LLC,
                       A GEORGIA LIMITED LIABILITY COMPANY


INITIAL AND CONTINUING MEMBER:


                                DTS MANAGEMENT, LLC,
                                A GEORGIA LIMITED LIABILITY COMPANY

                                      By:     ___________________________
                                      Name:   Douglas S. Holladay, Jr.
                                      Title:  President

INITIAL AND WITHDRAWING MEMBER:
(Signing solely for the purpose
of acknowledging and consenting
to the provisions of Section 1.1.)

                                DIGITAL TELEVISION SERVICES, LLC,
                                A DELAWARE LIMITED LIABILITY COMPANY

                                       By:  DTS Management, LLC,
                                            a Georgia limited liability company

                                       Its: Manager

                                            By:    _________________________
                                            Name:  Douglas S. Holladay, Jr.
                                            Title: President




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